Exhibit 99.1
AVERY DENNISON ANNOUNCES
FOURTH QUARTER AND FULL-YEAR 2010 RESULTS
PASADENA, Calif., February 2, 2011 — Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited fourth quarter and full-year 2010 results. All non-GAAP financial measures are reconciled to GAAP in the attached tables.
Fourth Quarter Financial Summary — Preliminary
(in millions, except per share amounts)

	4Q	4Q	% Change vs. P/Y
	2010	2009	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$922.0	$846.6	9%	11%
Retail Information Services	386.3	350.6	10%	11%
Office and Consumer Products	196.7	205.2	-4%	-3%
Other specialty converting businesses	132.1	119.4	11%	13%

Total net sales	$1,637.1	$1,521.8	8%	9%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	4Q	4Q	% Change	% of Sales		4Q	4Q	% Change	% of Sales
	2010	2009	Fav(Unf)	2010	2009	2010	2009	Fav(Unf)	2010	2009
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$70.3	$58.6		7.6%	6.9%	$71.5	$63.7		7.8%	7.5%
Retail Information Services	18.5	(11.9)		4.8%	-3.4%	18.5	2.7		4.8%	0.8%
Office and Consumer Products	20.2	19.2		10.3%	9.4%	20.3	27.7		10.3%	13.5%
Other specialty converting businesses	(4.7)	(5.8)		-3.6%	-4.9%	(2.5)	(5.1)		-1.9%	-4.3%
Corporate expense	(13.8)	(15.3)				(11.0)	(15.3)

Total operating income before interest and taxes	$90.5	$44.8	102%	5.5%	2.9%	$96.8	$73.7	31%	5.9%	4.8%
Interest expense	18.9	18.3				18.9	18.3
Income from operations before taxes	$71.6	$26.5	170%	4.4%	1.7%	$77.9	$55.4	41%	4.8%	3.6%
(Benefit from) provision for income taxes	($42.6)	($23.4)				($27.4)	$8.6
Net income	$114.2	$49.9	129%	7.0%	3.3%	$105.3	$46.8	125%	6.4%	3.1%
Net income per common share, assuming dilution	$1.06	$0.47	126%			$0.98	$0.44	123%

	2010	2009

YTD Free Cash Flow (c)	$378.9	$468.2

(a)	Percentage change in sales before foreign currency translation and an extra week in the fiscal year 2009.

(b)	Excludes restructuring and asset impairment charges and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP financial measures).

(c)	Free Cash Flow (a non-GAAP financial measure) as used herein is defined as net cash from operating activities (as reported), less net purchases of property, plant, equipment, software, and other deferred charges, plus proceeds from sale (purchases) of investments, net (see accompanying schedule A-3 for reconciliation to GAAP financial measures).

Full Year Financial Summary — Preliminary
(in millions, except per share amounts)

			% Change vs. P/Y
	2010	2009	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$3,639.8	$3,300.0	10%	11%
Retail Information Services	1,521.7	1,320.9	15%	15%
Office and Consumer Products	815.2	849.3	-4%	-4%
Other specialty converting businesses	536.0	482.5	11%	12%

Total net sales	$6,512.7	$5,952.7	9%	10%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
			% Change	% of Sales				% Change	% of Sales
	2010	2009	Fav(Unf)	2010	2009	2010	2009	Fav(Unf)	2010	2009
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$317.8	$184.7		8.7%	5.6%	$324.7	$260.0		8.9%	7.9%
Retail Information Services	65.0	(899.0)		4.3%	-68.1%	70.8	(15.4)		4.7%	-1.2%
Office and Consumer Products	91.5	118.1		11.2%	13.9%	99.9	132.1		12.3%	15.6%
Other specialty converting businesses	4.8	(44.1)		0.9%	-9.1%	7.9	(14.9)		1.5%	-3.1%
Corporate expense	(51.2)	(65.3)				(47.7)	(44.1)

Total operating income (loss) before interest and taxes	$427.9	($705.6)	161%	6.6%	-11.9%	$455.6	$317.7	43%	7.0%	5.3%
Interest expense	76.6	85.3				76.6	85.3
Income (loss) from operations before taxes	$351.3	($790.9)	144%	5.4%	-13.3%	$379.0	$232.4	63%	5.8%	3.9%
Provision for (benefit from) income taxes	$34.4	($44.2)				$42.8	$28.1
Net income (loss)	$316.9	($746.7)	142%	4.9%	-12.5%	$336.2	$204.3	65%	5.2%	3.4%
Net income (loss) per common share, assuming dilution	$2.97	($7.21)	141%			$3.15	$1.97	60%

	2010	2009

YTD Free Cash Flow (c)	$378.9	$468.2

(a)	Percentage change in sales before foreign currency translation and an extra week in the fiscal year 2009.

(b)	Excludes restructuring and asset impairment charges and other items (see accompanying schedules A-3 to A-5 for reconciliation to GAAP financial measures).

(c)	Free Cash Flow (a non-GAAP financial measure) as used herein is defined as net cash from operating activities (as reported), less net purchases of property, plant, equipment, software, and other deferred charges, plus proceeds from sale (purchases) of investments, net (see accompanying schedule A-3 for reconciliation to GAAP financial measures).
     “We delivered solid results in 2010, led by sales growth and expanded margins in Pressure-sensitive Materials and Retail Information Services,” said Dean A. Scarborough, Avery Dennison chairman, president and CEO. “Our employees did a great job serving our customers, and I want to thank them for their outstanding performance.”
     “In addition, we generated strong free cash flow and exceeded our debt reduction goal for the year,” Scarborough said. “Having strengthened our balance sheet, we have begun to return more cash to shareholders, through our fourth-quarter share repurchases and the dividend increase and repurchase authorization we announced today.
     “For 2011, we expect to continue our solid sales growth and margin expansion,” Scarborough said. “We also will continue to invest in marketing and R&D to further advance our market leadership and generate long-term growth.”

     For more details on the Company’s results, see the Company’s supplemental presentation materials, “Fourth Quarter and Full-Year 2010 Financial Review and Analysis,” posted at the Company’s Web site at www.investors.averydennison.com, and furnished under Form 8-K with the SEC.
Fourth Quarter 2010 Results by Segment
All references to sales reflect comparisons on an organic basis, which exclude the impact of foreign currency translation and, where applicable, an extra week in the fiscal year 2009. All references to operating margin exclude the impact of restructuring, asset impairment charges, and other items.
Pressure-sensitive Materials (PSM)
•	Roll Materials sales grew at a low-double digit rate, reflecting strength in all regions. Sales grew at a mid-single digit rate in the Graphics and Reflective Products division.

•	Operating margin increased as the benefits of increased volume, pricing actions, and productivity initiatives more than offset raw material inflation. Operating margin declined sequentially as raw material inflation continued to outpace price increases.
Retail Information Services (RIS)
•	Sales growth reflected increased demand from retailers and brands in the U.S. and Europe.

•	Operating margin increased due to increased volume and restructuring and productivity initiatives, partially offset by higher employee costs. Operating margin increased sequentially due to higher volume, reflecting the normal seasonal trend.

Office and Consumer Products (OCP)
•	The decline in sales reflected weak end-market demand and increased competition in the label category.

•	Operating margin declined due to increased investment in demand creation, consumer promotions, and innovation, raw material inflation, and lower volume.
Other specialty converting businesses
•	Sales growth primarily reflected increased demand for specialty tapes.
•	Operating margin improved as the benefits of increased volume and productivity actions more than offset raw material inflation.
Other
The Board of Directors today announced a 25 percent increase in the first quarter 2011 dividend to $0.25 per share, and an authorization to repurchase an additional five million shares.
During the fourth quarter of 2010, the Company repurchased approximately three million shares for a total cost of $109 million (offsetting dilution), and contributed $78 million to pension obligations (more than $50 million above requirements).
The fourth quarter effective GAAP tax rate of negative 60 percent included $0.42 per share from a discrete tax planning event. The adjusted tax rate for the fourth quarter was negative 35 percent.
Outlook
In the Company’s supplemental presentation materials, “Fourth Quarter and Full-Year 2010 Financial Review and Analysis,” the Company provides a list of factors that it believes will contribute to its 2011 financial results. Based on the factors listed and other assumptions, the Company expects adjusted (non-GAAP) earnings per share of $3.00 to $3.30. The Company expects free cash flow in 2011 of $325 to $350 million.
First quarter 2011 earnings as a percentage of full-year 2011 earnings are expected to be at the low end of the historical range of 15% to 20%, reflecting normal seasonality as well as the timing of inflation and pricing actions.
Note: Throughout this release and the supplemental presentation materials, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.
About Avery Dennison
Avery Dennison (NYSE:AVY) helps make brands more inspiring and the world more intelligent. For more than 75 years the company has been a global leader in pressure-sensitive technology and materials, retail branding and information solutions, and organization and identification products for offices and consumers. A FORTUNE 500 company with sales of $6.5 billion in 2010, Avery Dennison is based in Pasadena, California and has employees in over 60 countries. For more information, visit www.averydennison.com.
# # #
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; collection of receivables from customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings; changes in tax laws and regulations; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.
The Company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (2) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (3) the impact of economic conditions on underlying demand for the Company’s products; and (4) the impact of changes in tax laws and regulations throughout the world.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s most recent Form 10-K, filed on March 1, 2010 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the Fourth Quarter conference call with analysts, visit the Avery Dennison Web site at www.investors.averydennison.com
Contacts:
Media Relations:
David Frail (626) 304-2014
David.Frail@averydennison.com
Investor Relations:
Eric M. Leeds (626) 304-2029
investorcom@averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Jan. 1, 2011	Jan. 2, 2010	Jan. 1, 2011	Jan. 2, 2010
	(13 Weeks)	(13 Weeks)	(52 Weeks)	(53 Weeks)

Net sales	$1,637.1	$1,521.8	$6,512.7	$5,952.7
Cost of products sold	1,195.3	1,106.7	4,686.7	4,366.2

Gross profit	441.8	415.1	1,826.0	1,586.5
Marketing, general & administrative expense	345.0	341.4	1,370.4	1,268.8
Goodwill and indefinite-lived intangible asset impairment charges	—	—	—	832.0
Interest expense	18.9	18.3	76.6	85.3
Other expense, net (1)	6.3	28.9	27.7	191.3

Income (loss) from operations before taxes	71.6	26.5	351.3	(790.9)
(Benefit from) provision for income taxes	(42.6)	(23.4)	34.4	(44.2)

Net income (loss)	$114.2	$49.9	$316.9	$(746.7)

Per share amounts:
Net income (loss) per common share, assuming dilution	$1.06	$0.47	$2.97	$(7.21)

Average common shares outstanding, assuming dilution	107.8	106.3	106.8	103.6

(1)	Other expense for the fourth quarter of 2010 includes $3.5 of restructuring costs, asset impairment and lease cancellation charges, and $2.8 of loss from debt extinguishment.

Other expense for the fourth quarter of 2009 includes $26.9 of restructuring costs, asset impairment and lease cancellation charges, and $2 of legal settlements.

Other expense, net, for 2010 YTD includes $19 of restructuring costs, asset impairment and lease cancellation charges, $4.3 of loss from curtailment and settlement of pension obligations, $4 of loss from debt extinguishments, and $.9 of legal settlements, partially offset by ($.5) related to a gain on sale of investment.

Other expense for 2009 YTD includes $129.1 of restructuring costs, asset impairment and lease cancellation charges, $41 of legal settlements, and $21.2 of loss from debt extinguishment.
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the Company’s performance and operating trends, as well as liquidity.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. restructuring charges, asset impairments, legal settlements, certain effects of acquisitions and related integration costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, etc.), from certain of the Company’s GAAP financial measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP financial measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company adjusted the estimated GAAP tax rate to exclude the full year estimated tax effect of charges for goodwill and indefinite-lived intangible asset impairments, restructuring costs and asset impairment and lease cancellation charges, legal settlements, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, and gain on sale of investment to determine its adjusted non-GAAP tax rate to derive non-GAAP net income.
The Company uses the following non-GAAP financial measures in the accompanying news release and presentation:
Organic sales growth (decline) refers to the change in sales excluding the estimated impact of currency translation and, where applicable, an extra week in the fiscal year 2009;
Non-GAAP operating margin refers to earnings before taxes and interest expense, excluding restructuring charges and other items as a percentage of sales; and
Free cash flow refers to net cash from operating activities (as reported), less net purchases of property, plant, equipment, software, and other deferred charges, plus proceeds from sale (purchases) of investments, net.
Limitations associated with the use of the Company’s non-GAAP financial measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) and items that occur infrequently (e.g. legal settlement costs, loss from debt extinguishments) from calculations of the Company’s earnings and operating margin; (2) the exclusion of interest expense from the calculation of the Company’s operating margin; and (3) the exclusion of mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, acquisitions, etc.) from the calculation of free cash flow. While certain items that the Company excludes from GAAP financial measures recur, these items tend to be disparate in amount and timing.
The reconciliation set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Jan. 1, 2011	Jan. 2, 2010	Jan. 1, 2011	Jan. 2, 2010
	(13 Weeks)	(13 Weeks)	(52 Weeks)	(53 Weeks)

Reconciliation of GAAP to Non-GAAP Operating Margin:
Net sales	$1,637.1	$1,521.8	$6,512.7	$5,952.7

Income (loss) from operations before taxes	$71.6	$26.5	$351.3	$(790.9)

GAAP Operating Margin	4.4%	1.7%	5.4%	(13.3%)

Income (loss) from operations before taxes	$71.6	$26.5	$351.3	$(790.9)
Non-GAAP adjustments:
Restructuring costs	2.9	16.9	15.3	86.8
Asset impairment and lease cancellation charges	0.6	10.0	3.7	42.3
Loss from curtailment and settlement of pension obligations	—	—	4.3	—
Loss from debt extinguishments	2.8	—	4.0	21.2
Legal settlements	—	2.0	0.9	41.0
Gain on sale of investment	—	—	(0.5)	—
Goodwill and indefinite-lived intangible asset impairment charges	—	—	—	832.0
Interest expense	18.9	18.3	76.6	85.3

Adjusted non-GAAP operating income before taxes and interest expense	$96.8	$73.7	$455.6	$317.7

Adjusted Non-GAAP Operating Margin	5.9%	4.8%	7.0%	5.3%

Reconciliation of GAAP to Non-GAAP Net Income:
As reported net income (loss)	$114.2	$49.9	$316.9	$(746.7)
Non-GAAP adjustments, net of taxes:
Goodwill and indefinite-lived intangible asset impairment charges	—	—	—	812.6
All other (1)	(8.9)	(3.1)	19.3	138.4

Adjusted Non-GAAP Net Income	$105.3	$46.8	$336.2	$204.3

(continued)
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Jan. 1, 2011	Jan. 2, 2010	Jan. 1, 2011	Jan. 2, 2010
	(13 Weeks)	(13 Weeks)	(52 Weeks)	(53 Weeks)

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income (loss) per common share, assuming dilution	$1.06	$0.47	$2.97	$(7.21)
Non-GAAP adjustments per share, net of taxes:
Goodwill and indefinite-lived intangible asset impairment charges	—	—	—	7.84
All other (1)	(0.08)	(0.03)	0.18	1.34

Adjusted Non-GAAP income per common share, assuming dilution	$0.98	$0.44	$3.15	$1.97

Average common shares outstanding, assuming dilution	107.8	106.3	106.8	103.6

(1)	Reflects the full year estimated tax effect of charges for restructuring costs, asset impairment and lease cancellation charges, loss from curtailment and settlement of pension obligations, loss from debt extinguishments, legal settlements, and gain on sale of investment.

	(UNAUDITED)
	Twelve Months Ended
	Jan. 1, 2011	Jan. 2, 2010
	(52 Weeks)	(53 Weeks)

Reconciliation of GAAP to Non-GAAP Cash Flow: (2)

Net cash provided by operating activities	$486.7	$569.0
Purchases of property, plant and equipment, net	(83.5)	(69.7)
Purchases of software and other deferred charges	(25.1)	(30.6)
Proceeds from sale (purchases) of investments, net	0.8	(0.5)

Free Cash Flow	$378.9	$468.2

(2)	Certain prior year amounts have been reclassified to conform with the 2010 presentation.
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Fourth Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2010	2009	2010(1)	2009(2)	2010	2009

Pressure-sensitive Materials	$922.0	$846.6	$70.3	$58.6	7.6%	6.9%
Retail Information Services	386.3	350.6	18.5	(11.9)	4.8%	(3.4%)
Office and Consumer Products	196.7	205.2	20.2	19.2	10.3%	9.4%
Other specialty converting businesses	132.1	119.4	(4.7)	(5.8)	(3.6%)	(4.9%)
Corporate Expense	N/A	N/A	(13.8)	(15.3)	N/A	N/A
Interest Expense	N/A	N/A	(18.9)	(18.3)	N/A	N/A

TOTAL FROM OPERATIONS	$1,637.1	$1,521.8	$71.6	$26.5	4.4%	1.7%

(1)	Operating income for the fourth quarter of 2010 includes $3.5 of restructuring costs, asset impairment and lease cancellation charges, and $2.8 of loss from debt extinguishment. Of the total $6.3, the Pressure-sensitive Materials segment recorded $1.2, the Office and Consumer Products segment recorded $.1, the other specialty converting businesses recorded $2.2, and Corporate recorded 2.8.

(2)	Operating income for the fourth quarter of 2009 includes $26.9 of restructuring costs, asset impairment and lease cancellation charges, and $2 of legal settlements; of the total $28.9, the Pressure-sensitive Materials segment recorded $5.1, the Retail Information Services segment recorded $14.6, the Office and Consumer Products segment recorded $8.5, and the other specialty converting businesses recorded $.7.
Certain prior year amounts have been reclassified to conform with the 2010 presentation.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME (LOSS)		OPERATING MARGINS
	2010	2009	2010	2009
Pressure-sensitive Materials
Operating income, as reported	$70.3	$58.6	7.6%	6.9%
Non-GAAP adjustments:
Restructuring costs	0.9	2.3	0.1%	0.3%
Asset impairment charges	0.3	0.8	0.1%	0.1%
Legal settlements	—	2.0	—	0.2%

Adjusted non-GAAP operating income	$71.5	$63.7	7.8%	7.5%

Retail Information Services
Operating income (loss), as reported	$18.5	$(11.9)	4.8%	(3.4%)
Non-GAAP adjustments:
Restructuring costs	(0.4)	6.3	(0.1%)	1.8%
Asset impairment and lease cancellation charges	0.4	8.3	0.1%	2.4%

Adjusted non-GAAP operating income	$18.5	$2.7	4.8%	0.8%

Office and Consumer Products
Operating income, as reported	$20.2	$19.2	10.3%	9.4%
Non-GAAP adjustments:
Restructuring costs	0.2	8.0	—	3.9%
Asset impairment charges	(0.1)	0.5	—	0.2%

Adjusted non-GAAP operating income	$20.3	$27.7	10.3%	13.5%

Other specialty converting businesses
Operating loss, as reported	$(4.7)	$(5.8)	(3.6%)	(4.9%)
Non-GAAP adjustments:
Restructuring costs	2.2	0.3	1.7%	0.3%
Asset impairment charges	—	0.4	—	0.3%

Adjusted non-GAAP operating loss	$(2.5)	$(5.1)	(1.9%)	(4.3%)

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Twelve Months Year-to-Date
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2010	2009	2010(1)	2009(2)	2010	2009
	(52 weeks)	(53 weeks)	(52 weeks)	(53 weeks)	(52 weeks)	(53 weeks)

Pressure-sensitive Materials	$3,639.8	$3,300.0	$317.8	$184.7	8.7%	5.6%
Retail Information Services	1,521.7	1,320.9	65.0	(899.0)	4.3%	(68.1%)
Office and Consumer Products	815.2	849.3	91.5	118.1	11.2%	13.9%
Other specialty converting businesses	536.0	482.5	4.8	(44.1)	0.9%	(9.1%)
Corporate Expense	N/A	N/A	(51.2)	(65.3)	N/A	N/A
Interest Expense	N/A	N/A	(76.6)	(85.3)	N/A	N/A

TOTAL FROM OPERATIONS	$6,512.7	$5,952.7	$351.3	$(790.9)	5.4%	(13.3%)

(1)	Operating income for 2010 includes $19 of restructuring costs, asset impairment and lease cancellation charges, $4.3 of loss from curtailment and settlement of pension obligations, $4 of loss from debt extinguishments, and $.9 of legal settlements, partially offset by ($.5) related to a gain on sale of investment. Of the total $27.7, the Pressure-sensitive Materials segment recorded $6.9, the Retail Information Services segment recorded $5.8, the Office and Consumer Products segment recorded $8.4, the other specialty converting businesses recorded $3.1, and Corporate recorded $3.5.

(2)	Operating loss for 2009 includes $832 of goodwill and indefinite-lived intangible asset impairment charges, $129.1 of restructuring costs, asset impairment and lease cancellation charges, $41 of legal settlements, and $21.2 of loss from debt extinguishment; of the total $1,023.3, the Pressure-sensitive Materials segment recorded $75.3, the Retail Information Services segment recorded $883.6, the Office and Consumer Products segment recorded $14, the other specialty converting businesses recorded $29.2, and Corporate recorded $21.2.
Certain prior year amounts have been reclassified to conform with the 2010 presentation.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Year-to-Date
	OPERATING INCOME (LOSS)		OPERATING MARGINS
	2010	2009	2010	2009
Pressure-sensitive Materials
Operating income, as reported	$317.8	$184.7	8.7%	5.6%
Non-GAAP adjustments:
Restructuring costs	4.5	27.2	0.1%	0.8%
Asset impairment and lease cancellation charges	1.4	7.1	0.1%	0.2%
Legal settlements	(0.3)	41.0	—	1.3%
Curtailment of a pension obligation	1.3	—	—	—

Adjusted non-GAAP operating income	$324.7	$260.0	8.9%	7.9%

Retail Information Services
Operating income (loss), as reported	$65.0	$(899.0)	4.3%	(68.1%)
Non-GAAP adjustments:
Restructuring costs	2.7	37.7	0.2%	2.8%
Asset impairment and lease cancellation charges	1.3	13.9	0.1%	1.1%
Legal settlements	1.2	—	0.1%	—
Curtailment of a pension obligation	0.6	—	—	—
Goodwill and indefinite-lived intangible asset impairment charges	—	832.0	—	63.0%

Adjusted non-GAAP operating income (loss)	$70.8	$(15.4)	4.7%	(1.2%)

Office and Consumer Products
Operating income, as reported	$91.5	$118.1	11.2%	13.9%
Non-GAAP adjustments:
Restructuring costs	5.3	9.0	0.7%	1.1%
Asset impairment and lease cancellation charges	0.9	5.0	0.1%	0.6%
Loss from curtailment and settlement of pension obligations	2.2	—	0.3%	—

Adjusted non-GAAP operating income	$99.9	$132.1	12.3%	15.6%

Other specialty converting businesses
Operating income (loss), as reported	$4.8	$(44.1)	0.9%	(9.1%)
Non-GAAP adjustments:
Restructuring costs	2.8	12.9	0.5%	2.6%
Asset impairment charges	0.1	16.3	—	3.4%
Curtailment of a pension obligation	0.2	—	0.1%	—

Adjusted non-GAAP operating income (loss)	$7.9	$(14.9)	1.5%	(3.1%)

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
	Jan. 1, 2011	Jan. 2, 2010

ASSETS
Current assets:
Cash and cash equivalents	$127.5	$138.1
Trade accounts receivable, net	996.1	918.6
Inventories, net	519.9	477.3
Other current assets	308.4	199.2

Total current assets	1,951.9	1,733.2
Property, plant and equipment, net	1,262.9	1,354.7
Goodwill	940.8	950.8
Other intangibles resulting from business acquisitions, net	228.9	262.2
Non-current deferred and refundable income taxes	266.0	236.6
Other assets	448.9	465.3

	$5,099.4	$5,002.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$381.0	$535.6
Accounts payable	748.2	689.8
Other current liabilities	702.6	642.3

Total current liabilities	1,831.8	1,867.7
Long-term debt	956.2	1,088.7
Other long-term liabilities	665.7	683.8
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	768.0	722.9
Retained earnings	1,727.9	1,499.7
Accumulated other comprehensive loss	(142.9)	(145.2)
Employee stock benefit trusts	(73.2)	(243.1)
Treasury stock at cost	(758.2)	(595.8)

Total shareholders’ equity	1,645.7	1,362.6

	$5,099.4	$5,002.8

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Twelve Months Ended
	Jan. 1, 2011	Jan. 2, 2010
	(52 Weeks)	(53 Weeks)

Operating Activities:
Net income (loss)	$316.9	$(746.7)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	172.9	187.6
Amortization	74.7	79.7
Provision for doubtful accounts	16.3	19.3
Goodwill and indefinite-lived intangible asset impairment charges	—	832.0
Asset impairment and net loss on sale and disposal of assets	5.1	48.0
Loss from debt extinguishments	4.0	21.2
Stock-based compensation	35.2	25.8
Other non-cash expense and loss	43.6	22.0
Other non-cash income and gain	(0.5)	(8.7)

	668.2	480.2
Changes in assets and liabilities and other adjustments, net of the effect of business acquisitions	(181.5)	88.8

Net cash provided by operating activities	486.7	569.0

Investing Activities:
Purchases of property, plant and equipment, net	(83.5)	(69.7)
Purchases of software and other deferred charges	(25.1)	(30.6)
Proceeds from sale (purchases) of investments, net	0.8	(0.5)
Other	—	(5.0)

Net cash used in investing activities	(107.8)	(105.8)

Financing Activities:
Net decrease in borrowings (maturities of 90 days or less)	(98.4)	(192.3)
Additional borrowings (maturities longer than 90 days)	249.8	—
Payments of debt (maturities longer than 90 days)	(341.2)	(108.3)
Dividends paid	(88.7)	(134.9)
Purchase of treasury stock	(108.7)	—
Proceeds from exercise of stock options, net	2.5	0.6
Other	(6.8)	2.2

Net cash used in financing activities	(391.5)	(432.7)

Effect of foreign currency translation on cash balances	2.0	2.1

(Decrease) increase in cash and cash equivalents	(10.6)	32.6

Cash and cash equivalents, beginning of year	138.1	105.5

Cash and cash equivalents, end of year	$127.5	$138.1

Certain prior year amounts have been reclassified to conform with the 2010 presentation.
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